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                          CAREER EDUCATION CORPORATION.
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                (Name of Registrant as Specified in Its Charter)

                                 BOSTIC R STEVEN
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Steve Bostic issued the following press release on May 4, 2006:


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FOR IMMEDIATE RELEASE

 Steve Bostic Expresses Disappointment with Career Education First Quarter 2006
                                     Results

SEA ISLAND, GA, May 4, 2006 -- Steve Bostic, the beneficial owner of approximately 1% of the outstanding stock of Career Education Corporation (NASDAQ: CECO), today made the following statement regarding Career Education Corporation's first quarter 2006 results:

"I believe CEC's first quarter results urgently demonstrate that the time for stockholders to act is now. Over the last few days, management has spent hundreds of thousands of dollars of their stockholders' money mounting lavish newspaper advertising campaigns attacking me and the way I ran my business six years ago. Management continues to play its game of smoke and mirrors to distract stockholders from the facts. The reality is that they have missed their earnings and provided no outlook as to how they will solve the problems plaguing our company. What happened to all of management's hype about momentum? Enrollment at brick and mortar schools is down about 8% year over year. Online growth has slowed to a trickle. New starts are down significantly. American InterContinental University (AIU) is still on probation, and the other legal and regulatory problems have not gone away. The money management is spending on advertising to attack me would be better spent explaining to stockholders how management proposes to turn the company around. I have been speaking to other stockholders of the company in recent days, and they are also deeply concerned about the direction management has taken. The multiple analyst downgrades and 13% drop in our company's stock price as of mid-afternoon today demonstrate that these concerns are widespread. The Southern Association of Colleges and Schools has found that there was a lack of "integrity of student academic records and accuracy in recruiting and admission practices" at AIU under current management. Stockholders should ask themselves if management's recent advertising campaign that refused to address the fundamental issues is any better. The time for change is now. I urge my fellow stockholders to vote the blue proxy card in favor of me and my fellow nominees at the company's annual meeting on May 18."

Media Inquiries:

Peter Duda
Weber Shandwick
212-445-8213
pduda@webershandwick.com

J.J. Rissi

Weber Shandwick

917-587-7090

jjrissi@webershandwick.com